FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the
Raymond James 29th Annual Institutional Investors Conference

FORT WORTH, Texas, (February 21, 2008) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, Chief Executive Officer and President, will make a presentation at the Raymond James 29th Annual Institutional Investors Conference located at The Hyatt Regency Grand Cypress, 1 Grand Cypress Boulevard in Orlando, Florida on Tuesday, March 4, 2008, at 2:50 p.m.. EST. The presentation materials are available on Hallmark’s website at www.hallmarkgrp.com.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, non-standard personal automobile insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

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For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com